UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 31, 2010
Date of Report (Date of earliest event reported)

CHINA ELECTRIC MOTOR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53017	26-1357787
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Sunna Motor Industry Park, Jian’an, Fuyong Hi-Tech Park, Baoan District, Shenzhen, Guangdong, 518103
People’s Republic of China
                                                                     (Address of principal executive offices)                                                               (Zip Code)

86-755-8149 9969
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 31, 2010, Shenzhen YuePengCheng Motor Co., Ltd. (“YuePengCheng”), an indirect wholly owned subsidiary of China Electric Motor, Inc. (the “Company”) entered into a Property Purchase Agreement (the “Agreement”) with Shenzhen Jianhuilong Industry Co., Ltd. (the “Seller”) pursuant to which YuePengCheng agreed to purchase certain property (located at 2nd Fuyuan Road, Fuyong Hi-Tech Zone, Baoan District, Shenzhen, the People’s Republic of China with a gross floor area of approximately 35,530 square meters, or approximately 382,442 square feet) of the Seller for an aggregate purchase price of RMB170,934,714 (or approximately US$25.8 million, based on the exchange rate as of January 6, 2011) (the “Purchase”).  The purchase price will be paid by YuePengCheng in a series of installments, and will be subject to certain adjustments, as described in the Agreement.  YuePengCheng will pay earnest money of RMB15.0 million (or approximately US$2.26 million, based on the exchange rate as of January 6, 2011) to the Seller, which will be used as part of the purchase price at the closing of the Purchase. The closing of the Purchase is expected to take place within 30 days following the date of the Agreement, subject to government approvals.  Each party’s obligation to complete the Purchase remains subject to the satisfaction of various conditions.  If either the Seller or YuePengCheng does not perform its obligations under the Agreement, which results in a failure to consummate the Purchase, the non-breaching party will be entitled to (A) liquidated damages of up to 5% of the aggregate purchase price, or (B) the mandatory right under PRC law with respect to the earnest money.

The foregoing description of the Purchase and related documents does not purport to be complete and is qualified in its entirety by reference to a complete copy of the Agreement, a translation of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 6, 2011, the Company issued a press release announcing the execution of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Translation of Property Purchase Agreement, dated as of December 31, 2010, by and between Shenzhen YuePengCheng Motor Co., Ltd. and Shenzhen Jianhuilong Industry Co., Ltd.

99.1	Press Release of China Electric Motor, Inc. dated January 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.

Dated: January 6, 2011	By:	/s/ Yue Wang
Yue Wang
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Translation of Property Purchase Agreement, dated as of December 31, 2010, by and between Shenzhen YuePengCheng Motor Co., Ltd. and Shenzhen Jianhuilong Industry Co., Ltd.

99.1	Press Release of China Electric Motor, Inc. dated January 6, 2011.